FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016 (March 10, 2016)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.

(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders

See discussion under Item 8.01 of this report as to the redemption of the Company’s outstanding shares of its 7.125% Series H Cumulative Redeemable Preferred Stock (“Series H Preferred Stock”) par value $0.0001 per share, CUSIP No. 297178402, which is incorporated herein by reference.

Item 8.01. Other Events.

On March 10, 2016, Essex Property Trust, Inc. (the “Company”) issued a press release to announce that it will redeem all 2,950,000 outstanding shares of its Series H Preferred Stock on April 15, 2016 (the “Redemption Date”) at $25.00 per share.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  Additionally, holders of record of the Series H Preferred Stock on April 1, 2016 will receive the previously declared regular quarterly dividend of $0.44531 per share due on April 15, 2016.

On the Redemption Date, distributions on the shares of Series H Preferred Stock to be redeemed will cease to accumulate.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2016

Essex Property Trust, Inc.

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer

Essex Portfolio, L.P.
By: Essex Property Trust, Inc.

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 10, 2016